                                                                     EXHIBIT 2.2

                              EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of June 29, 1996, by and among Seagate Technology, Inc., a Delaware corporation ("Seagate"), Seagate Peripherals, Inc., a Delaware corporation and a wholly-owned subsidiary of Seagate ("Seagate Peripherals"), and Seagate Software, Inc., a Delaware corporation and a wholly-owned subsidiary of Seagate Peripherals ("Seagate Software").

                                   BACKGROUND

     A. On May 3, 1996, Seagate acquired Calypso Software Systems, Inc., a New Hampshire corporation ("Calypso"), through the merger of its wholly-owned subsidiary, Gulfstream Acquisition Corporation, a New Hampshire corporation, with and into Calypso such that Calypso became a wholly-owned subsidiary of Seagate. On June 18, 1996, Seagate acquired Holistic Systems Limited, a corporation organized and existing under the laws of the United Kingdom ("Holistic Systems"), by acquiring 33,550 B shares of ten pence each and 66,450 A shares of ten pence each and 33,550 dollar denominated bearer B shares of fifteen cents each and 66,450 dollar denominated bearer A shares of fifteen cents each, being all of the issued and outstanding share capital of Holistic Systems.

     B. The Board of Directors of Seagate Software (the "Board") has determined that the fair market value of the Series A Preferred Stock, par value $.001 per share, of Seagate Software (the "Series A Preferred") as of the date hereof is $7.50 per share.

     C. Seagate desires to contribute Calypso to Seagate Peripherals, which in turn desires to contribute Calypso to Seagate Software, in exchange for 1,733,333 shares of Series A Preferred to be issued to Seagate Peripherals as described herein.

     D. Seagate Software owns all of the outstanding capital stock of Seagate Enterprise Management Software, a California corporation ("SEMS"), and desires to merge Calypso with and into SEMS as described herein, with SEMS as the surviving corporation.

     E. Seagate desires to contribute Holistic Systems to Seagate Peripherals, which in turn desires to contribute Holistic Systems to Seagate Software, in exchange for an additional 11,200,000 shares of Series A Preferred to be issued to Seagate Peripherals as described herein.

     NOW, THEREFORE, intending to be legally-bound hereby and for consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Authorization; Issuance of Stock; Closing.
          -----------------------------------------

          (a) In connection with the transactions contemplated by this Agreement, the Board has (i) authorized the amendment and restatement of the Amended and Restated Certificate of Incorporation of Seagate Software, in the form attached hereto as Exhibit A (the "Restated Certificate"), to increase the
                        ---------
authorized number of shares of Common Stock to 95,600,000 shares and to increase the number of authorized shares of Series A Preferred to 54,633,333 shares; (ii) authorized the issuance of the shares described in Section 1(b) below; and (iii) approved the merger of SEMS and Calypso.

          (b) Prior to Closing (as defined below), Seagate Software shall cause the Restated Certificate to be filed with the Delaware Secretary of State's Office. At Closing, Seagate Software shall issue to Seagate Peripherals an aggregate 12,933,333 shares of Series A Preferred (the "Shares") for the following consideration: (i) 1,733,333 Shares, with an aggregate value of $13,000,000, in exchange for the contribution of all of the outstanding stock of Calypso pursuant to Section 2 below, and (ii) 11,200,000 Shares, with an aggregate value of $84,000,000, in exchange for the contribution of all of the outstanding share capital stock of Holistic Systems pursuant to Section 3 below.

          (c) The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California on June 29, 1996, subject to satisfaction or waiver of the conditions to closing set forth in Section 3 below. At the Closing, Seagate Software will deliver to Seagate Peripherals certificates representing the Shares.

      2.  Contribution of Calypso.  Effective upon the Closing, Seagate and
          -----------------------
Seagate Peripherals shall make the contributions described below:

          (a) Seagate will contribute capital consisting of 100 shares of Common Stock, no par value, of Calypso, representing all of the outstanding shares of Calypso (the "Calypso Shares"), to Seagate Peripherals and shall receive no additional shares of Seagate Peripherals in exchange therefor. Seagate shall submit to the transfer agent of Calypso the certificate representing the Calypso Shares, together with a properly executed form of assignment in substantially the form attached as Exhibit B (the "Assignment Form"). Calypso shall cause its
                     ---------
transfer agent to cancel such certificate and to issue a new certificate evidencing the Calypso Shares issued in the name of Seagate Peripherals.

          (b) Seagate Peripherals will contribute capital consisting of the Calypso Shares to Seagate Software, and in exchange, Seagate Software shall issue to Seagate Peripherals 1,733,333 Shares. Seagate Peripherals shall submit the certificate representing the Calypso Shares to the transfer agent of Calypso, together with a properly executed Assignment Form. Calypso shall cause its transfer agent to cancel such certificate and to issue a new certificate representing the Calypso Shares in the name of Seagate Software.

          (c) On or after the date of this Agreement, Calypso shall be merged with and into SEMS, and the separate corporate existence of Calypso shall cease.

     3.   Contribution of Holistic Systems.  Effective upon the Closing, Seagate
          --------------------------------
and Seagate Peripherals shall make the contributions described below:

          (a) Seagate will contribute capital consisting of 33,550 B shares of ten pence each, and 66,450 A shares of ten pence each (together the "Sterling Shares") and 33,550 dollar denominated bearer B shares of fifteen cents each and 66,450 dollar denominated bearer A shares of fifteen cents each (together the "Dollar Shares" and together with the Sterling Shares, the "HS Shares") being all of the issued and outstanding share capital of Holistic Systems, to Seagate Peripherals and shall receive no additional shares of Seagate Peripherals in exchange therefor. Seagate shall submit to the transfer agent of Holistic Systems the certificate representing the Sterling

Shares and shall deliver the Dollar Shares to the transfer agent, together with a properly executed assignment form substantially in the form attached as Exhibit C. Holistic Systems shall cause its transfer agent to cancel such certificate evidencing the Sterling Shares and to issue a new certificate in the name of Seagate Peripherals.

          (b) Seagate Peripherals will contribute capital consisting of the HS Shares to Seagate Software and in exchange, Seagate Software shall issue to Seagate Peripherals 11,200,000 Shares. Seagate Peripherals shall submit the certificate representing the Sterling Shares and shall deliver the Dollar Shares to the transfer agent of Holistic Systems, together with a properly executed assignment form substantially in the form attached as Exhibit D. Holistic Systems shall cause its transfer agent to cancel such certificate evidencing the Sterling Shares and to issue a new certificate in the name of Seagate Software.

      4.  Conditions to Closing.  The obligations of the parties under this
          ---------------------
Agreement are subject to the fulfillment or waiver of the following conditions:

          (a) Covenants.  All covenants, agreements and conditions contained in
              ---------
this Agreement to be performed by the parties on or prior to the Closing shall have been performed or complied with in all material respects.

          (b) Blue Sky.  Seagate Software shall have obtained all necessary Blue
              --------
Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and exchange of the Shares.

          (c) Board and Stockholder Approval.  Each of the parties to this
              ------------------------------
Agreement shall have obtained all necessary consents and approvals by its respective Board of Directors or stockholders, if any, necessary to perform the transactions contemplated by this Agreement.

      5.  Investment Representations of Seagate Peripherals.  Seagate
          -------------------------------------------------
Peripherals represents and warrants to Seagate Software as follows:

          (a) Seagate Peripherals is acquiring the Shares for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Seagate Peripherals acknowledges and understands that the Shares constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Seagate Peripheral's investment intent as expressed herein.

          (c) The certificates evidencing the Shares will be imprinted with the following legend:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN

          THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

      6.  Miscellaneous.
          -------------

          (a) Governing Law.  This Agreement shall be governed in all respects
              -------------
by the internal laws of the State of Delaware, with the exception of Exhibits C and D hereto which shall be governed by and construed in accordance with English Law.

          (b) Survival.  The representations, warranties, covenants and
              --------
agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.

          (c) Successors and Assigns.  Except as otherwise provided herein, the
              ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (d) Entire Agreement; Amendment.  This Agreement and the other
              ---------------------------
documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          (e) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (f) Severability.  In the event that any provision of this Agreement
              ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          (g) Titles and Subtitles.  The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

          (h) Benefits of Agreement.  Nothing in this Agreement, express or
              ---------------------
implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.



SEAGATE TECHNOLOGY, INC.


By: /s/ Alan F. Shugart
   -----------------------
   Alan F. Shugart
   Title: President



SEAGATE PERIPHERALS, INC.


By: /s/ Donald L. Waite
   -----------------------
   Donald L. Waite
   Title:  President



SEAGATE SOFTWARE, INC.



By: /s/ Alan F. Shugart
   -----------------------
   Alan F. Shugart
   Title:  President

                                   EXHIBIT A
                                   ---------

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                       (Filed separately as Exhibit 3.1)

                                   EXHIBIT B
                                   ---------

                               FORM OF ASSIGNMENT

     The undersigned does hereby assign and transfer unto ______________________ ________________________________, ________________________________ shares of
Common Stock, Par Value $_____________, being all of the issued and outstanding stock of _____________________________________________________ (the
"Corporation"), registered in the name of _____________________________________
____ on the books of the Corporation, represented by Certificate No. _________, and does hereby irrevocably constitute and appoint Wilson, Sonsini, Goodrich & Rosati as Attorney to transfer the said shares in the name of the undersigned on the books of the Corporation with full power of substitution in the premises.


Dated: _____________, 1996                         ___________________________


                                              By:_____________________________
                                              Name:
                                              Title:

                                   EXHIBIT C
                                   ---------

                                Assignment Form

                              FORM OF ASSIGNMENT

     The undersigned does hereby assign and transfer to Seagate Peripherals, Inc. 33,550 B Shares of ten pence each, 66,450 A shares of ten pence each (together the STERLING SHARES), 33,550 dollar denominated bearer B shares of 15 cents each and 66,450 dollar denominated bearer A shares of 15 cents each, (together the DOLLAR SHARES) being all of the issued and outstanding share capital of Holistic Systems Limited (the CORPORATION), held by Seagate Technology, Inc. together with all its rights, title and interest, present and future pursuant to an agreement for the sale and purchase of the issued share capital of the Corporation between Seagate Technology Inc. and certain vendors dated 18 June 1996 (the AGREEMENT), including, without limitation, the benefit of any Claims, any claim under the Tax Covenant, all rights in respect of the Settlors' Undertakings and the Trustee Undertakings (in each case as defined in the Agreement) and the resrictive covenants, (as set out in clause 5 of the Agreement), and does hereby irrevocably constitute and appoint Freshfields as Attorney to transfer the registered shares in the name of the undersigned in the statutory books of the Corporation and to take delivery of the Dollar Shares on behalf of the undersigned.


Dated: June 29, 1996
       -------

/s/ Donald L. Waite
----------------------------
for and on behalf of
Seagate Technology, Inc.

DONALD L. WAITE, EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

                                   EXHIBIT D
                                   ---------

                                Assignment Form

                              FORM OF ASSIGNMENT

The undersigned does hereby assign and transfer to Seagate Software, Inc. 33,550 B Shares of ten pence each. 66,450 A shares of ten pence each (together the STERLING SHARES), 33,550 dollar denominated bearer B shares of 15 cents each and 66,450 dollar denominated bearer A shares of 15 cents each, (together the DOLLAR SHARES) being all of the issued and outstanding share capital of Holistic Systems Limited (the CORPORATION), held by Seagate Peripherals, Inc. together with all its rights, title and interest, present and future pursuant to an agreement for the sale and purchase of the issued share capital of the Corporation between Seagate Technology Inc. and certain vendors dated 18 June 1996 (the AGREEMENT), including, without limitation, the benefit of any Claims, any claim under the Tax Covenant, all rights in respect of the Settlors' Undertakings and the Trustee Undertakings (in each case as defined in the Agreement) and the restrictive covenants, (as set out in clause 5 of the Agreement), and does hereby irrevocably constitute and appoint Freshfields as Attorney to transfer the registered shares in the name of the undersigned in the statutory books of the Corporation and to take delivery of the Dollar Shares on behalf of the undersigned.

Dated: June 29         , 1996
       ----------------

/s/ Donald L. Waite
-----------------------------------
for and on behalf of
Seagate Peripherals, Inc.
DONALD L. WAITE, PRESIDENT